Exhibit 99.1

HEALTH MANAGEMENT ASSOCIATES, INC.

2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN

FORM OF AWARD NOTICE

Grantee:	[ DIRECTOR NAME ]

Type of Award:	Restricted Stock Award

Number of Shares:	3,500

Date of Grant:	[ DATE ]

1. Grant of Restricted Stock. This Award Notice serves to notify you that Health Management Associates, Inc. (“HMA”) hereby grants to you, under HMA’s 2006 Outside Director Restricted Stock Award Plan (the “Plan”), a restricted stock award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, for the number of shares of HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from HMA’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Restrictions and Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still an Outside Director at that time, this Award will vest in the manner set forth in Section 6(a) of the Plan. Any fractional share resulting from such pro-ration shall vest as of the conclusion of the fourth Grant Year.

3. Effect of Change In Control. Upon the occurrence of a Change In Control of HMA, your rights will be determined in accordance with Section 12 of the Plan.

4. Book Entry Registration; Issuance of Shares. The Award will initially be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Award. Subject to Section 8 of this Award Notice, upon the vesting of any shares subject to this Award pursuant to this Award Notice, HMA shall issue a certificate representing such vested shares of Common Stock as promptly as practicable following the date of vesting. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

5. Nonassignability. The shares of Common Stock underlying the Award may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Act of 1933.

6. Rights as a Stockholder. Prior to the vesting of the shares of Common Stock awarded under this Award Notice, you will have all of the other rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive such dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of HMA’s stockholders. Notwithstanding the foregoing, dividends paid with respect to those shares of Common Stock awarded under this Award Notice that have not vested at the time of such dividend payment shall be held in the custody of HMA (pursuant to a rabbi trust, escrow or similar arrangement) and shall be subject to the same restrictions that apply to the shares of Common Stock subject to an Award with respect to which the dividends are issued. Any such dividends will be paid to you, with interest, only when, and if, such shares of Common Stock subject to an Award shall become vested in accordance with this Award Notice.

7. Rights of HMA and Subsidiaries. This Award Notice does not affect the right of HMA or any of its Subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

8. Restrictions on Issuance of Shares. If at any time HMA determines that the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to HMA.

9. Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by HMA’s Board of Directors pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

10. Amendment. Except as otherwise provided by the Plan, HMA may only alter, amend or terminate the Award with your consent.

11. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges (i) that this Award Notice and the Plan set forth the entire understanding between him or her and HMA regarding the restricted stock award granted by this Award Notice, (ii) that this Award Notice and the Plan supercede all prior oral and written agreements on that subject, and (iii) that cash dividends paid with respect to the shares of Common Stock subject to Awards will be held in the custody of the Company in the manner set forth in Section 6 hereof.

Dated:

[DIRECTOR NAME]

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